Exhibit 32

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the quarterly report of SunOpta Inc. (the "Company"), on Form 10-Q for the period ended June 30, 2004 (the "Report"), I, Jeremy N. Kendall, Chairman and Chief Executive Officer of the Company and I, John Dietrich, Vice President and Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to our knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: August 6, 2004


/s/ Jeremy N. Kendall
---------------------
Jeremy N. Kendall
Chairman and Chief Executive Officer
SunOpta Inc.


/s/ John Dietrich
-----------------
John Dietrich
Vice President and Chief Financial Officer
SunOpta Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not be deemed to be filed under the Exchange Act by the Company or the certifying officer.


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SUNOPTA INC.                           45                     June 30, 2004 10-Q